SLM Private Credit Student Loan Trust 2004-A
Quarterly Servicing Report
Report Date: 11/30/2005   Collection Period: 9/1/05-11/30/05

I. Deal Parameters

A	Student Loan Portfolio Characteristics				8/31/2005	Activity	11/30/2005
	i	Portfolio Balance			$1,162,501,118.69	($7,592,902.87)	$1,154,908,215.82
	ii	Interest to be Capitalized			43,432,096.50		40,036,081.03

	iii	Total Pool			$1,205,933,215.19		$1,194,944,296.85
	iv	Cash Capitalization Account (Cii)			73,853,840.27		73,853,840.27

	v	Asset Balance			$1,279,787,055.46		$1,268,798,137.12

	i	Weighted Average Coupon (WAC)			7.221%		7.724%
	ii	Weighted Average Remaining Term			183.16		182.37
	iii	Number of Loans			140,003		137,845
	iv	Number of Borrowers			98,782		97,181
	v	Prime Loans Outstanding			$983,378,499.95		$977,146,040.76
	vi	T-bill Loans Outstanding			$221,869,188.84		$216,859,845.26
	vii	Fixed Loans Outstanding			$685,526.40		$938,410.83

						% of		% of
B	Notes		Cusips	Spread	Balance 9/15/05	O/S Securities**	Balance 12/15/05	O/S Securities**
	i	A-1 Notes	78443CBF0	0.060%	$516,848,113.55	41.251%	$505,859,195.21	40.731%
	ii	A-2 Notes	78443CBG8	0.200%	307,000,000.00	24.503%	307,000,000.00	24.719%
	iii	A-3 Notes	78443CBH6	0.400%	325,016,000.00	25.940%	325,016,000.00	26.170%
	vi	B Notes	78443CBJ2	0.580%	43,641,000.00	3.483%	43,641,000.00	3.514%
	vii	C Notes	78443CBK9	0.950%	60,426,000.00	4.823%	60,426,000.00	4.865%

	viii	Total Notes			$1,252,931,113.55	100.000%	$1,241,942,195.21	100.000%

C	Account and Asset Balances				9/15/2005		12/15/2005
	i	Specified Reserve Account Balance ($)			$3,130,396.00		$3,130,396.00
	ii	Reserve Account Balance ($)			$3,130,396.00		$3,130,396.00
	iii	Cash Capitalization Acct Balance ($)			$73,853,840.27		$73,853,840.27

	iv	Initial Asset Balance			$1,342,797,095.73		$1,342,797,095.73
	v	Specified Overcollateralization Amount			$26,855,941.91		$26,855,941.91
	vi	Actual Overcollateralization Amount			$26,855,941.91		$26,855,941.91

	vii	Has the Stepdown Date Occurred?*			No		No

D	General Trust Information
	i	Indenture Trustee		JPMorgan Chase Bank		iii Servicer		Sallie Mae, Inc.
	ii	Administrator		Sallie Mae, Inc.		iv Swap Counterparty		JPMorgan Chase Bank

		Initial Pool Balance		$1,252,158,291.73

*	The Stepdown Date is the earlier of the distribution date following the reduction of the Class A Notes to zero and March 16, 2009. At the Stepdown Date, principal payments made on the Class B and Class C Notes may begin to be paid pro-rata with the Class A Notes. See the prospectus for complete information concerning the Stepdown Date
**	Percentages may not total 100% due to rounding

II. 2004-A Transactions from: 08/31/2005 through: 11/30/2005

A	Student Loan Principal Activity
	i	Principal Payments Received	$19,352,986.07
	ii	Purchases by Servicer (Delinquencies >180)	2,592,357.86
	iii	Other Servicer Reimbursements	4.56
	iv	Other Principal Reimbursements	116,446.77

	v	Total Principal Collections	$22,061,795.26

B	Student Loan Non-Cash Principal Activity
	i	Realized Losses/Loans Charged Off	$0.00
	ii	Capitalized Interest	(13,618,284.87)
	iii	Capitalized Insurance Fee	(845,636.11)
	iv	Other Adjustments	(4,971.41)

	v	Total Non-Cash Principal Activity	$(14,468,892.39)

C	Total Student Loan Principal Activity		$7,592,902.87

D	Student Loan Interest Activity
	i	Interest Payments Received	$11,034,920.25
	ii	Purchases by Servicer (Delinquencies >180)	156,010.79
	iii	Other Servicer Reimbursements	20.64
	iv	Other Interest Reimbursements	8,791.94
	v	Late Fees	146,830.18
	vi	Collection Fees/Return Items	0.00

	vii	Total Interest Collections	$11,346,573.80

E	Student Loan Non-Cash Interest Activity
	i	Realized Losses/Loans Charged Off	$0.00
	ii	Capitalized Interest	13,618,284.87
	iii	Other Interest Adjustments	(883.23)

	iv	Total Non-Cash Interest Adjustments	$13,617,401.64

F	Total Student Loan Interest Activity		$24,963,975.44

III. 2004-A Collection Account Activity 08/31/2005 through 11/30/2005

A	Principal Collections
	i	Principal Payments Received	$18,771,216.77
	ii	Consolidation Principal Payments	581,769.30
	iii	Purchases by Servicer (Delinquencies >180)	2,592,357.86
	iv	Reimbursements by Seller	0.00
	v	Reimbursements by Servicer	4.56
	vi	Other Re-purchased Principal	116,446.77

	vii	Total Principal Collections	$22,061,795.26

B	Interest Collections
	i	Interest Payments Received	$11,024,370.89
	ii	Consolidation Interest Payments	10,549.36
	iii	Purchases by Servicer (Delinquencies >180)	156,010.79
	iv	Reimbursements by Seller	0.00
	v	Reimbursements by Servicer	20.64
	vi	Other Re-purchased Interest	8,791.94
	vii	Collection Fees/Return Items	0.00
	viii	Late Fees	146,830.18

	ix	Total Interest Collections	$11,346,573.80

C	Recoveries on Realized Losses		$0.00

D	Funds Borrowed from Next Collection Period		$0.00

E	Funds Repaid from Prior Collection Periods		$0.00

F	Investment Income		$891,596.52

G	Borrower Incentive Reimbursements		$101,699.04

H	Interest Rate Cap Proceeds Merrill Lynch Capital Services, Inc.		$0.00

I	Gross Swap Receipt JPMorgan Chase Bank		$9,619,900.18

J	Other Deposits		$197,434.01

	TOTAL FUNDS RECEIVED		$44,218,998.81

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,353,586.70)

	AVAILABLE FUNDS PRIOR TO RELEASE FROM CASH CAPITALIZATION ACCOUNT		$42,865,412.11

K	Amount released from Cash Capitalizaton Accoun		$0.00

L	AVAILABLE FUNDS		$42,865,412.11

M	Servicing Fees Due for Current Period		$672,571.55

N	Carryover Servicing Fees Due		$0.00

O	Administration Fees Due		$20,000.00

P	Total Fees Due for Period		$692,571.55

IV. 2004-A Loss and Recovery Detail

A	i	Cumulative Realized Losses Test	% of Original Pool	08/31/2005	11/30/2005

		June 15, 2004 to March 16, 2009	15%	$187,823,743.76	$187,823,743.76
		June 15, 2009 to March 15, 2012	18%
		June 15, 2012 and thereafter	20%

	ii	Cumulative Realized Losses (Net of Recoveries)		$0.00	$0.00

	iii	Is Test Satisfied (ii < i)?		Yes	Yes

B	i	Recoveries on Realized Losses This Collection Period
	ii	Principal Cash Recovered During Collection Period		$0.00	$0.00
	iii	Interest Cash Recovered During Collection Period		$0.00	$0.00
	iv	Late Fees and Collection Costs Recovered During Collection Period		$0.00	$0.00

	v	Total Recoveries for Period		$0.00	$0.00

C	i	Gross Defaults:
	ii	Cumulative Principal Purchases by Servicer		$9,837,079.28	$12,429,437.14
	iii	Cumulative Interest Purchases by Servicer		$415,403.94	$571,414.73

	iv	Total Gross Defaults:		$10,252,483.22	$13,000,851.87

V. 2004-A Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		%*		Principal Amount		%*
STATUS	08/31/2005	11/30/2005	08/31/2005	11/30/2005	08/31/2005	11/30/2005	08/31/2005	11/30/2005	08/31/2005	11/30/2005
INTERIM:
In School	7.265%	7.738%	24,514	23,006	17.510%	16.690%	$173,427,037.59	$163,383,587.90	14.918%	14.147%
Grace	7.114%	7.567%	16,790	9,274	11.993%	6.728%	129,327,320.78	75,458,793.41	11.125%	6.534%
Deferment	7.026%	7.595%	9,520	11,275	6.800%	8.179%	81,461,899.74	96,218,816.59	7.007%	8.331%

TOTAL INTERIM	7.163%	7.658%	50,824	43,555	36.302%	31.597%	$384,216,258.11	$335,061,197.90	33.051%	29.012%
REPAYMENT
Active
Current	7.045%	7.554%	75,875	80,064	54.195%	58.083%	$644,969,697.67	$678,065,830.39	55.481%	58.712%
31-60 Days Delinquent	8.060%	8.941%	2,636	2,231	1.883%	1.618%	22,904,140.10	19,476,801.88	1.970%	1.686%
61-90 Days Delinquent	9.006%	9.925%	1,245	796	0.889%	0.577%	10,246,992.14	6,921,340.80	0.881%	0.599%
91-120 Days Delinquent	9.636%	9.973%	695	420	0.496%	0.305%	5,539,474.25	3,210,034.84	0.477%	0.278%
121-150 Days Delinquent	9.724%	9.867%	455	344	0.325%	0.250%	3,589,531.49	2,538,537.12	0.309%	0.220%
151-180 Days Delinquent	9.359%	10.883%	107	126	0.076%	0.091%	785,780.44	971,941.54	0.068%	0.084%
> 180 Days Delinquent	0.000%	0.000%	0	0	0.000%	0.000%	0.00	0.00	0.000%	0.000%
Forbearance	8.041%	8.486%	8,166	10,309	5.833%	7.479%	90,249,244.49	108,662,531.35	7.763%	9.409%

TOTAL REPAYMENT	7.249%	7.751%	89,179	94,290	63.698%	68.403%	$778,284,860.58	$819,847,017.92	66.949%	70.988%

GRAND TOTAL	7.221%	7.724%	140,003	137,845	100.000%	100.000%	$1,162,501,118.69	$1,154,908,215.82	100.000%	100.000%

*	Percentages may not total 100% due to rounding

VI. 2004-A Portfolio Characteristics by Loan Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- Signature Loans	7.919%	105,922	$850,079,912.27	73.606%
- Law Loans	7.603%	16,603	142,405,808.88	12.330%
- Med Loans	6.741%	11,706	113,239,219.01	9.805%
- MBA Loans	6.935%	3,614	49,183,275.66	4.259%

- Total	7.724%	137,845	$1,154,908,215.82	100.000%

*	Percentages may not total 100% due to rounding

VII. 2004-A Interest Rate Swap and Cap Calculations

A	Swap Payments				JPMorgan Chase Bank
					Swap Calculation
	i	Notional Swap Amount - Aggregate Prime Loans Outstanding			$983,378,499.95

	JPMorgan Pays:
	ii	3 Month LIBOR			3.87000%
	iii	Gross Swap Receipt Due Trust			$9,619,900.18
	iv	Days in Period	09/15/2005	12/15/2005	91

	SLM Private Credit Trust Pays:
	v	Prime Rate (WSJ) Less 2.6400%			3.86000%
	vi	Gross Swap Payment Due Counterparty			$9,463,603.61
	vii	Days in Period	09/15/2005	12/15/2005	91

B	Cap Payments				Merrill Lynch Capital Services, Inc
					Cap Calculation
	i	Notional Swap Amount			$840,000,000.00

	Counterparty Pays:
	ii	3 Month LIBOR (interpolated for first accrual period)			3.87000%
	iii	Cap Rate			6.50000%

	iv	Excess (if any) of LIBOR over Cap Rate (ii-iii)			0.00000%
	v	Days in Period	09/15/2005	12/15/2005	91
	vi	Cap Payment due Trust			$0.00

VIII. 2004-A Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate
A	Class A-1 Interest Rate	0.009934167	9/15/05-12/15/05	3.93000%
B	Class A-2 Interest Rate	0.010288056	9/15/05-12/15/05	4.07000%
C	Class A-3 Interest Rate	0.010793611	9/15/05-12/15/05	4.27000%
D	Class B Interest Rate	0.011248611	9/15/05-12/15/05	4.45000%
E	Class C Interest Rate	0.012183889	9/15/05-12/15/05	4.82000%

IX. 2004-A Inputs From Prior Period 08/31/2005

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance		$1,162,501,118.69
	ii	Interest To Be Capitalized		43,432,096.50

	iii	Total Pool		$1,205,933,215.19
	iv	Cash Capitalization Account (CI)		73,853,840.27

	v	Asset Balance		$1,279,787,055.46

B	Total Note and Certificate Factor			0.937764400
C	Total Note Balance			$1,252,931,113.55

D	Note Balance 09/15/2005		Class A-1	Class A-2	Class A-3	Class B	Class C

	i	Current Factor	0.861413500	1.000000000	1.000000000	1.000000000	1.000000000
	ii	Expected Note Balance	$516,848,113.55	$307,000,000.00	$325,016,000.00	$43,641,000.00	$60,426,000.00

	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00
	iv	Interest Carryover	$0.00	$0.00	$0.00	$0.00	$0.00

E	Unpaid Primary Servicing Fees from Prior Month(s)			$0.00
F	Unpaid Administration fees from Prior Quarter(s)			$0.00
G	Unpaid Carryover Servicing Fees from Prior Quarter(s)			$0.00

X. 2004-A Note Parity Triggers

		Class A	Class B	Class C

Notes Outstanding	9/15/05	$1,148,864,114	$1,192,505,114	$1,252,931,114
Asset Balance	8/31/05	$1,279,787,055	$1,279,787,055	$1,279,787,055

Pool Balance	11/30/05	$1,194,944,297	$1,194,944,297	$1,194,944,297
Amounts on Deposit *	12/15/05	94,762,093	94,271,192	93,534,968
Total		$1,289,706,389	$1,289,215,489	$1,288,479,265

Are the Notes in Excess of the Asset Balance?		No	No	No
Are the Notes in Excess of the Pool + Amounts on Deposit?		No	No	No

Are the Notes Parity Triggers in Effect?		No	No	No

Class A Enhancement		$130,922,941.91
Specified Class A Enhancement		$190,319,720.57	The greater of 15% of the Asset Balance or the Specified Overcollateralization Amount

Class B Enhancement		$87,281,941.91
Specified Class B Enhancement		$128,465,811.38	The greater of 10.125% of the Asset Balance or the Specified Overcollateralization Amount

Class C Enhancement		$26,855,941.91
Specified Class C Enhancement		$38,063,944.11	The greater of 3% of the Asset Balance or the Specified Overcollateralization Amount

* Amounts on Deposit in Trust Accounts for the Collection Period after Payment of Section XIII Items B through E for the Class A; Items B through G for the Class B; and Items B through I for the Class

XI. 2004-A Cash Capitalization Account Triggers

A	i	Cash Capitalization Account Balance as of Collection End Date	11/30/2005	$73,853,840.27
	ii	Less: Excess of Trust fees & Note interest due over Available Funds	12/15/2005	$—

	iii	Cash Capitalization Account Balance (CI) *		$73,853,840.27

B	i	5.50% of Initial Asset Balance		$73,853,840.27
	ii	Excess, CI over 5.5% of initial Asset Bal		$—
	iii	Release B(ii) excess to Collection Account? **	12/15/2005	NO EXCESS (Bii) TO RELEASE

C	i	3.50% of Initial Asset Balance		$46,997,898.35
	ii	Excess, CI over 3.5% of initial Asset Bal		$26,855,941.92
	iii	Release C(ii) excess to Collection Account? **	12/15/2005	DO NOT RELEASE

		Release from Cash Capitalization Account (R) * (Biii + Ciii)	12/15/2005	$—

  * as defined under “Asset Balance” on page S-69 of the prospectus supplemen

** determined based on a comparison of pool balances to notes outstanding and CI, along with certain loan portfolio characteristics, as outlined on page S-49 of the prospectus supplement

XII. 2004-A Principal Distribution Calculations

Priority Principal Payments (If Note Parity Triggers are not in effect, go to Regular Principal Distribution below):

i	Is the Class A Note Parity Trigger in Effect?		No

ii	Aggregate A Notes Outstanding	09/15/2005	$1,148,864,113.55
iii	Asset Balance	11/30/2005	$1,268,798,137.12

iv	First Priority Principal Distribution Amount	12/15/2005	$—
			—
v	Is the Class B Note Parity Trigger in Effect?		No

vi	Aggregate A and B Notes Outstanding	09/15/2005	$1,192,505,113.55
vii	Asset Balance	11/30/2005	$1,268,798,137.12
viii	First Priority Principal Distribution Amount	12/15/2005	$—

ix	Second Priority Principal Distribution Amoun	12/15/2005	$—
			—
x	Is the Class C Note Parity Trigger in Effect?		No

xi	Aggregate A, B and C Notes Outstanding	09/15/2005	$1,252,931,113.55
xii	Asset Balance	11/30/2005	$1,268,798,137.12
xiii	First Priority Principal Distribution Amount	12/15/2005	$—
xiv	Second Priority Principal Distribution Amount	12/15/2005	$—

xv	Third Priority Principal Distribution Amoun	12/15/2005	$—
			—

Regular Principal Distribution

i	Aggregate Notes Outstanding	09/15/2005	$1,252,931,113.55

ii	Asset Balance	11/30/2005	$1,268,798,137.12
iii	Specified Overcollateralization Amount	12/15/2005	$26,855,941.91
iv	First Priority Principal Distribution Amount	12/15/2005	$—
v	Second Priority Principal Distribution Amount	12/15/2005	$—
vi	Third Priority Principal Distribution Amount	12/15/2005	$—
vii	Regular Principal Distribution Amoun		$10,988,918.34

Class A Noteholders’ Principal Distribution Amount

i	Has the Stepdown Date Occurred?		No

ii	Asset Balance	11/30/2005	$1,268,798,137.12
iii	85% of Asset Balance	11/30/2005	$1,078,478,416.55
iv	Specified Overcollateralization Amount	12/15/2005	$26,855,941.91
v	Lesser of (iii) and (ii - iv)		$1,078,478,416.55
vi	Class A Noteholders’ Principal Distribution Amt - Before the Stepdown Date		$10,988,918.34
vii	Class A Noteholders’ Principal Distribution Amt - After the Stepdown Date		$—

Class B Noteholders’ Principal Distribution Amount

i	Has the Stepdown Date Occurred?		No

ii	Asset Balance	11/30/2005	$1,268,798,137.12
iii	89.875% of Asset Balance	11/30/2005	$1,140,332,325.73
iv	Specified Overcollateralization Amount	12/15/2005	$26,855,941.91
v	Lesser of (iii) and (ii - iv)		$1,140,332,325.73
vi	Class B Noteholders’ Principal Distribution Amt - Before the Stepdown Date		$—
vii	Class B Noteholders’ Principal Distribution Amt - After the Stepdown Date		$—

Class C Noteholders’ Principal Distribution Amounts

i	Has the Stepdown Date Occurred?		No

ii	Asset Balance	11/30/2005	$1,268,798,137.12
iii	97% of Asset Balance	11/30/2005	$1,230,734,193.01
iv	Specified Overcollateralization Amount	12/15/2005	$26,855,941.91
v	Lesser of (iii) and (ii - iv)		$1,230,734,193.01
vi	Class C Noteholders’ Principal Distribution Amt - Before the Stepdown Dat		$—
vii	Class C Noteholders’ Principal Distribution Amt - After the Stepdown Dat		$—

XIII. 2004-A Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds (Sections III-K)		$42,865,412.11	$42,865,412.11

B	Primary Servicing Fees-Current Month plus any Unpaid		$672,571.55	$42,192,840.56

C	Quarterly Administration Fee plus any Unpaid		$20,000.00	$42,172,840.56

D	Gross Swap Payment due JPMorgan Chase Bank		$9,463,603.61	$32,709,236.95

E	i	Class A-1 Noteholders’ Interest Distribution Amount due 12/15/2005	$5,134,455.30	$27,574,781.65
	ii	Class A-2 Noteholders’ Interest Distribution Amount due 12/15/2005	$3,158,433.06	$24,416,348.59
	iii	Class A-3 Noteholders' Interest Distribution Amount due 12/15/2005	$3,508,096.31	$20,908,252.28
	vi	Swap Termination Fees due 12/15/2005	$0.00	$20,908,252.28

F	First Priority Principal Distribution Amount — Principal Distribution Account		$0.00	$20,908,252.28

G	Class B Noteholders’ Interest Distribuition Amount due 12/15/2005		$490,900.64	$20,417,351.64

H	Second Priority Principal Distribution Amount — Principal Distribution Accoun		$0.00	$20,417,351.64

I	Class C Noteholders’ Interest Distribuition Amount		$736,223.67	$19,681,127.97

J	Third Priority Principal Distribution Amount — Principal Distribution Accoun		$0.00	$19,681,127.97

K	Increase to the Specified Reserve Account Balance		$0.00	$19,681,127.97

L	Regular Principal Distribution Amount — Principal Distribution Accoun		$10,988,918.34	$8,692,209.63

M	Carryover Servicing Fees		$0.00	$8,692,209.63

N	Swap Termination Payments		$0.00	$8,692,209.63

O	Additional Principal Distribution Amount — Principal Distribution Accoun		$0.00	$8,692,209.63

P	Remaining Funds to the Certificateholders		$8,692,209.63	$0.00

XIV. 2004-A Principal Distribution Account Allocations

				Remaining
				Funds Balance
A	Total from Collection Account		$10,988,918.34	$10,988,918.34

B	i	Class A-1 Principal Distribution Amount Paid	$10,988,918.34	$0.00
	ii	Class A-2 Principal Distribution Amount Paid	$0.00	$0.00
	iii	Class A-3 Principal Distribution Amount Paid	$0.00	$0.00

C	Class B Principal Distribution Amount Paid		$0.00	$0.00

D	Class C Principal Distribution Amount Paid		$0.00	$0.00

E	Remaining Class C Distribution Paid		$0.00	$0.00

F	Remaining Class B Distribution Paid		$0.00	$0.00

G	i	Remaining Class A-1 Distribution Paid	$0.00	$0.00
	ii	Remaining Class A-2 Distribution Paid	$0.00	$0.00
	iii	Remaining Class A-3 Distribution Paid	$0.00	$0.00

XV. 2004-A Distributions

A	Distribution Amounts				Class A-1	Class A-2	Class A-3	Class B	Class C
	i	Quarterly Interest Due			$5,134,455.30	$3,158,433.06	$3,508,096.31	$490,900.64	$736,223.67
	ii	Quarterly Interest Paid			5,134,455.30	3,158,433.06	3,508,096.31	490,900.64	736,223.67

	iii	Interest Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00

	iv	Interest Carryover Due			$0.00	$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover Paid			0.00	0.00	0.00	0.00	0.00

	vi	Interest Carryover			$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Distribution Amount			$10,988,918.34	$0.00	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid			10,988,918.34	0.00	0.00	0.00	0.00

	ix	Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount			$16,123,373.64	$3,158,433.06	$3,508,096.31	$490,900.64	$736,223.67

B	Note Balances			09/15/2005	Paydown Factors	12/15/2005
	i	A-1 Note Balance	78443CBF0	$516,848,113.55		$505,859,195.21
		A-1 Note Pool Factor		0.861413500	0.018314800	0.843098700

	ii	A-2 Note Balance	78443CBG8	$307,000,000.00		$307,000,000.00
		A-2 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iii	A-3 Note Balance	78443CBH6	$325,016,000.00		$325,016,000.00
		A-3 Note Pool Factor		1.000000000	0.000000000	1.000000000

	vi	B Note Balance	78443CBJ2	$43,641,000.00		$43,641,000.00
		B Note Pool Factor		1.000000000	0.000000000	1.000000000

	vii	C Note Balance	78443CBK9	$60,426,000.00		$60,426,000.00
		C Note Pool Factor		1.000000000	0.000000000	1.000000000

XVI. 2004-A Historical Pool Information

							2004
			9/1/05-11/30/05	6/1/05-8/31/05	3/1/05 - 5/31/05	12/01/04-2/28/05	02/24/04-11/30/04

Beginning Student Loan Portfolio Balance			$1,162,501,118.69	$1,173,713,635.96	$1,187,391,567.08	$1,195,375,713.70	$1,213,231,182.32

	Student Loan Principal Activity
	i	Principal Payments Received	$19,352,986.07	$20,677,092.42	$19,354,895.73	$16,326,114.24	$42,602,406.52
	ii	Purchases by Servicer (Delinquencies >180)	2,592,357.86	2,466,316.60	2,418,730.79	1,444,092.14	3,507,939.75
	iii	Other Servicer Reimbursements	4.56	22.34	29.91	(7,015.75)	7,021.28
	iv	Seller Reimbursements	116,446.77	73,790.66	42,864.40	288,754.27	2,395,890.51

	v	Total Principal Collections	$22,061,795.26	$23,217,222.02	$21,816,520.83	$18,051,944.90	$48,513,258.06
	Student Loan Non-Cash Principal Activity
	i	Realized Losses/Loans Charged Off	$0.00	$0.00	$0.00	$0.00	$0.00
	ii	Capitalized Interest	(13,618,284.87)	(11,415,717.24)	(7,830,788.96)	(9,289,692.57)	(28,191,196.04)
	iii	Capitalized Insurance Fee	($845,636.11)	($591,607.14)	($308,826.10)	($779,168.36)	($2,469,149.16)
	iv	Other Adjustments	(4,971.41)	2,619.63	1,025.35	1,062.65	2,555.76

	v	Total Non-Cash Principal Activity	$(14,468,892.39)	$(12,004,704.75)	$(8,138,589.71)	$(10,067,798.28)	$(30,657,789.44)

(-)	Total Student Loan Principal Activity		$7,592,902.87	$11,212,517.27	$13,677,931.12	$7,984,146.62	$17,855,468.62

	Student Loan Interest Activity
	i	Interest Payments Received	$11,034,920.25	$10,499,860.35	$9,356,849.59	$7,864,156.53	$16,825,041.78
	ii	Repurchases by Servicer (Delinquencies >180)	156,010.79	112,271.70	115,743.49	60,343.01	127,045.74
	iii	Other Servicer Reimbursements	20.64	—	2.41	0.01	1,030.98
	iv	Seller Reimbursements	8,791.94	2,404.09	2,088.44	14,435.09	113,812.27
	v	Late Fees	146,830.18	163,008.59	158,678.24	126,630.50	241,874.69
	vi	Collection Fees	0.00	0.00	0.00	0.00	0.00

	viii	Total Interest Collections	11,346,573.80	10,777,544.73	9,633,362.17	8,065,565.14	17,308,805.46

	Student Loan Non-Cash Interest Activit
	i	Realized Losses/Loans Charged Off	$0.00	$0.00	$0.00	$0.00	$0.00
	ii	Capitalized Interest	13,618,284.87	11,415,717.24	7,830,788.96	9,289,692.57	28,191,196.04
	iii	Other Interest Adjustments	(883.23)	(699.23)	(357.49)	10,084.48	103,764.11

	iv	Total Non-Cash Interest Adjustments	$13,617,401.64	$11,415,018.01	$7,830,431.47	$9,299,777.05	$28,294,960.15

	v	Total Student Loan Interest Activity	$24,963,975.44	$22,192,562.74	$17,463,793.64	$17,365,342.19	$45,603,765.61

(=)	Ending Student Loan Portfolio Balance		$1,154,908,215.82	$1,162,501,118.69	$1,173,713,635.96	$1,187,391,567.08	$1,195,375,713.70
(+)	Interest to be Capitalized		$40,036,081.03	$43,432,096.50	$45,276,337.49	$43,434,805.94	$43,275,281.21

(=)	TOTAL POOL		$1,194,944,296.85	$1,205,933,215.19	$1,218,989,973.45	$1,230,826,373.02	$1,238,650,994.91

(+)	Cash Capitalization Account Balance (CI		$73,853,840.27	$73,853,840.27	$73,853,840.27	$73,853,840.27	$90,638,804.00

(=)	Asset Balance		$1,268,798,137.12	$1,279,787,055.46	$1,292,843,813.72	$1,304,680,213.29	$1,329,289,798.91

XVII. 2004-A Payment History and CPRs

		Since Issued
Distribution Date	Actual Pool Balances	CPR*

Jun-04	$1,249,693,655	2.26%

Sep-04	$1,244,445,967	2.42%

Dec-04	$1,238,650,995	2.39%

Mar-05	$1,230,826,373	2.22%

Jun-05	$1,218,989,973	2.30%

Sep-05	$1,205,933,215	2.36%

Dec-05	$1,194,944,297	2.32%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data